UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 2, 2023
Date of Report (Date of Earliest Event Reported)

ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York 14513
(Address of principal executive offices) (Zip Code)

(315) 332-7100
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.10 par value per share	ULBI	NASDAQ
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On March 2, 2023, Ultralife Corporation issued a press release regarding the financial results for its fourth quarter ended December 31, 2022. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 8.01 Other Matters

During the Company’s fourth quarter earnings conference call on March 2, 2023, the Company announced the following:

On January 25, 2023, during performance of their daily, morning information technology security procedures, our Information Technology Team discovered an unauthorized entry into our information technology systems for our Newark, N.Y. and Virginia Beach locations.  The accounts in question were immediately disabled by our IT Team, and the Company’s Information Security Committee met promptly, taking swift action, including the immediate notification of our cyber-security insurance carrier.  Shortly thereafter, with assistance of recommendations from our cyber-security carrier, we engaged external incident response professionals to assist with our assessment, recovery and response.  On February 7, the Company received an electronic communication allegedly from a third-party, known for nefarious ransomware attacks, claiming responsibility for the incident, and discussions with that third party commenced through experienced cyber-security professionals engaged by the Company.

This incident caused a partial disruption of our business operations at both locations, which resulted in production and shipping downtime of approximately two weeks.  The Company has now restored its information technology systems, and production has been resumed in both locations.  We do not believe that any other Company locations were affected by this incident, and these other locations have continued their normal operations.  The full scope of the costs and related impacts of this incident on our first quarter 2023 results, including the extent to which the Company’s cyber-security insurance will offset the costs of the professionals we engaged and of the interruption to our business, is currently under review.  The Company’s deductible for its cyber-security insurance is $100,000.

Based on the recovery of our systems, review of the files affected, as well as the Company’s prompt response to and assessment of the incident, no ransom or other amount has been or is expected to be paid to the third-party.  We continue to monitor our information systems for any irregularities.

The information set forth in this Form 8-K and the attached exhibit is being furnished to and not filed with the Securities and Exchange Commission and shall not be deemed as incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 9.01 Financial Statements, Pro Forma Financials and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release of Ultralife Corporation dated March 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2023		ULTRALIFE CORPORATION

	By:	/s/ Philip A. Fain
Philip A. Fain
Chief Financial Officer and Treasurer